                                                                  EXHIBIT 10.6


                               BORROWING AGREEMENT

         This BORROWING AGREEMENT, dated as of June 10, 1999, is entered into by and between AMERICAN TELECASTING, INC., a Delaware corporation (the "Borrower"), and SPRINT CORPORATION, a Kansas corporation (the "Lender").

         WHEREAS, Borrower, Lender and a wholly owned subsidiary of Lender have entered into an Agreement and Plan of Merger dated as of April 26, 1999 (the "Merger Agreement").

         WHEREAS, Borrower desires to borrow funds from Lender in accordance with Section 5.17 of the Merger Agreement.

         NOW THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows.

                                    SECTION 1.
                                   DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the respective meanings set forth below:

         "Acquisition Agreement" has the meaning set forth in Section 5.6(b) of the Merger Agreement.

         "Alternative Transaction" has the meaning set forth in Section 5.6(b) of the Merger Agreement.

         "Advances" has the meaning set forth in Section 2.1 hereof.

         "Bankruptcy" means, with respect to the Borrower, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means the inability of the Borrower generally to pay its debts as such debts become due, or an admission in writing by the Borrower of its inability to pay its debts generally or a general assignment by the Borrower for the benefit of creditors; the filing of any petition or answer by the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Borrower or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its property; or corporate action taken by the Borrower to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, without the consent or acquiescence of the Borrower, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against the Borrower which petition shall not be dismissed within sixty
(60) days, or, without the consent or acquiescence of the Borrower, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Borrower or of all or any substantial part of the property of the Borrower which order shall not be dismissed within sixty (60) days.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City.

         "Effective Date" has the meaning set forth in Section 1.2 of the Merger Agreement.

         "Event of Default" is defined in Section 4 hereof.

         "Maturity Date" means the day that is the first anniversary of the termination of the Merger Agreement or, if such day is not a Business Day, the next following Business Day, provided that if (i) the Borrower enters into an Acquisition Agreement related to an Alternative Transaction, and (ii) the Merger Agreement is terminated pursuant to Section 7.1(d)(i) of the Merger Agreement, "Maturity Date" means the date of termination of the Merger Agreement or, if such day is not a Business Day, the next following Business Day.

         "Note" means the promissory note of the Borrower payable to Lender substantially in the form of Exhibit A hereto.

                                   SECTION 2.
                  ADVANCES; PAYMENTS OF PRINCIPAL AND INTEREST

         Section 2.1 Advances.

         (a) The Lender agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Effective Date in an aggregate principal amount not to exceed three million five hundred thousand dollars ($3,500,000).

         (b) Each Advance shall be made on written request of the Borrower given to the Lender not later than 11:00 A.M. (Central time) on the Business Day prior to the date of the requested Advance. Each such request shall specify the date of the requested Advance and the amount to be advanced.

         Section 2.2 Interest.

         (a) The Borrower shall pay interest on the Advances at the rate of 10% per annum. Interest shall accrue on the basis of a year of 365 days and the actual days elapsed. Interest shall be due and payable in arrears on an Advance on each anniversary of such Advance or, if such day is not a Business Day, on the next following Business Day, and on the Maturity Date.

         (b) Notwithstanding the provisions set forth in (a) above, beginning upon the occurrence and during the continuance of any Event of Default hereunder, interest on Advances shall accrue and be payable by the Borrower at a rate per annum equal to twelve percent (12%).

         Section 2.3 Notes. Contemporaneously herewith, the Borrower shall execute and deliver to Lender a Note payable to the order of Lender, substantially in the form of Exhibit A hereto.

         Section 2.4 Payments. All payments of principal and interest on the Note shall be made exclusively in U.S. dollars and immediately available funds, without any setoff, deduction, or counterclaim, at the account of the Lender at Citicorp, N.A., in New York City or at such other payment location as Lender may designate in writing to Borrower.

         Section 2.5 Prepayment. The Borrower may at its option, and without any penalty whatsoever, prepay Advances at any time in whole or in part. Prepayments shall be applied first to pay all accrued and unpaid interest, then to the outstanding principal balance.

         Section 2.6 Security. The Advances shall be secured by a pledge of the capital stock of American Telecasting of Michiana, Inc., a Delaware corporation and a subsidiary of Borrower. Contemporaneously herewith, the Borrower shall execute and deliver to Lender a Stock Pledge Agreement (the "Stock Pledge Agreement") substantially in the form of Exhibit B hereto, the certificates representing the capital stock of American Telecasting of Michiana, Inc., and a stock power duly executed in blank.

         Section 2.7 Use of Proceeds. The proceeds of the Advances shall be used by the Borrower to pay to the holders of the Bond Appreciation Rights ("BARs") relating to the Borrower's Senior Discount Notes due 2004 the value of the BARs upon the exercise of the BARs.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows;

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The execution, delivery and performance by the Borrower of this Agreement and the Note, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or bylaws or (ii) any law or any contractual restriction binding on or affecting the Borrower, which contravention in the case of item (ii) would reasonably be expected to have a material adverse effect on the financial condition of the Borrower or the ability of the Borrower to perform the transactions contemplated by this Agreement and the Stock Pledge Agreement.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note.

         (d) (i) This Agreement has been duly executed and delivered by the Borrower; (ii) this Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; and
(iii) the Note when delivered hereunder will have been duly executed and delivered by the Borrower and will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except in items (ii) and (iii), in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

                                   SECTION 4.
                                EVENTS OF DEFAULT

         The occurrence and continuance of any of the following events shall constitute an event of default ("Event of Default") under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority): (a) the Borrower uses the proceeds of the Advances for any purpose other than the purposes set forth in Section 2.7; or (b) the Borrower fails to make any payment of principal or interest on the Advances when the same is due and payable; (c) the Bankruptcy of the Borrower; or (d) any representation or warranty made by the Borrower in this Agreement proves to have been incorrect in any material respect when made.

                                   SECTION 5.
                                    REMEDIES

         (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 4(c)), the Lender may, in its sole discretion, declare the Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees and disbursements if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable.

         (b) Upon the occurrence of an Event of Default described in Section 4(c), the Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

         (c) Upon the occurrence and during the continuation of an Event of Default and acceleration of the Notes as provided in (a) or (b) above, the Lender may pursue any remedy available under this Agreement or the Stock Pledge Agreement or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lender under this Agreement, the Stock Pledge Agreement, and otherwise may be exercised shall be determined by the Lender in its sole discretion.

         (d) For the purpose of computing the obligations hereunder, all payments with respect to the Note received by the Lender after the occurrence of an Event of Default and acceleration of the Note (regardless of how the Lender may treat the payments for the purpose of its own accounting) shall be applied first; to the costs and expenses (including attorneys' fees and disbursements) incurred by the Lender as a result of the Event of Default, as set forth above, second, to the payment of accrued and unpaid interest on the Note, to and including the date of such application, and third, to the payment of the unpaid principal of the Note. Until payment in full of all obligations due by Borrower to Lender under this Agreement and the Stock Pledge Agreement, no application of partial payments will cure any Event of Default or prevent acceleration, or continued acceleration, of additional amounts payable under this Agreement, the Stock Pledge Agreement or the Note or prevent the exercise, or continued exercise, of rights or remedies of the Lender hereunder or under applicable law.

                                   SECTION 6.
                                  MISCELLANEOUS

         Section 6.1 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of Kansas (without giving effect to the principles of conflict of laws in such jurisdiction).

         Section 6.2 Waiver. The Borrower hereby waives presentment, protest, notice of dishonor and any other formality with respect to the Note.

         Section 6.3 Binding Effect. This Agreement shall be binding upon the Borrower and its successors and assigns, except that the Borrower may not delegate its obligations under this Agreement or the Note without the prior written consent of Lender. The Lender may at any time assign or otherwise transfer or sell the Note or any of its rights with respect thereto.

         Section 6.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.4. All such notices and communications shall, when delivered, mailed or telecopied, be effective when delivered, deposited in the mail or telecopied, except that written requests pursuant to Section 2.1(b) shall not be effective until received by the Lender.

         If to the Lender:

         Sprint Corporation
         2330 Shawnee Mission Parkway
         Westwood, Kansas 66205
         Telecopier: (913) 624-8252
         Attention: Director, Capital Markets

         If to the Borrower:

         American Telecasting, Inc.
         5575 Tech Center Drive, Suite 300
         Colorado Springs, Colorado 80919
         Telecopier: (719) 260-5010
         Attention: Robert D. Hostetler

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICAN TELECASTING, INC., Borrower      SPRINT CORPORATION, Lender

    By:  /s/ DANIEL R. SENTMAN            By: /s/ DENNIS C. PIPER
       -----------------------------         -----------------------------------
    Name:  Daniel R. Sentman              Name:  Dennis C. Piper
         ---------------------------           ---------------------------------
    Title: Sr. Vice President & CFO       Title: Vice President - Capital
         ---------------------------            --------------------------------
                                                 Markets and Assistant
                                                --------------------------------
                                                 Treasurer
                                                --------------------------------

                                    EXHIBIT A
                             FORM OF PROMISSORY NOTE

Principal Amount:                                            Date: June __, 1999
Up to U.S. $3,500,000

         FOR VALUE RECEIVED, the undersigned AMERICAN TELECASTING, INC., a corporation organized under the laws of the State of Delaware (hereinafter the "Borrower"), does hereby promise to pay to the order of Sprint Corporation, a corporation formed under the laws of the State of Kansas (hereinafter the "Lender"), on the Maturity Date (as defined in the Borrowing Agreement referred to below), in lawful money of the United States of America, the principal amount of the Advances (as defined in the Borrowing Agreement) made by Lender to the Borrower pursuant to the terms of the Borrowing Agreement, dated as of June 10, 1999, by and between the Borrower and the Lender (the "Borrowing Agreement"), together with accrued interest thereon.

         Executed and delivered as of the date first above written by the duly authorized officer of Borrower.

                                        AMERICAN TELECASTING, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: